Exhibit 99.1

          Cadence Financial Corporation Reports Second Quarter Results

    STARKVILLE, Miss.--(BUSINESS WIRE)--July 20, 2006--Cadence Financial Corporation (AMEX: NBY), a financial holding company whose principal subsidiary is Cadence Bank, N.A., today reported net income to $3.5 million, or $0.36 per diluted share, for the second quarter ended June 30, 2006.
    "Net interest income rose 11.1% to $12.5 million in the second quarter of 2006 due to continued growth in margins and loans compared with the second quarter of last year," stated Lewis F. Mallory, Jr., chairman and chief executive officer of Cadence Financial Corporation. "Total loans are up 13.6% from the second quarter of 2005 and benefited from the addition of our new offices in Birmingham and Nashville. We also experienced solid loan growth in Memphis and Tuscaloosa."
    "We are very pleased with our progress in Birmingham and Nashville. Our management teams in these fast-growing markets are ahead of schedule in building new customer relationships and booking new loans. We expect them to be solid contributors to our growth in 2006. We are also on schedule to complete the acquisitions of SunCoast Bancorp, Inc. in Florida and Seasons Bancshares, Inc. in Georgia later this year. In May, we sold 2.76 million shares of Cadence common stock, raising $50.6 million in new capital that will be used, in part, to fund the acquisitions. We believe the combination of our newer markets and proposed acquisition markets will provide Cadence with an excellent opportunity to build our loan portfolio in the future," stated Mr. Mallory.

    Second Quarter Results

    Net interest income rose 11.1% to $12.5 million in the second quarter of 2006 compared with $11.2 million in the second quarter of 2005. The growth in net interest income was due to an 8.6% increase in average earning assets and a 12 basis point increase in net interest margin.
    Total interest income rose 26.0% to $22.4 million for the second quarter of 2006 compared with $17.8 million in the second quarter of 2005. Interest and fees on loans increased 29.8% due to a 117 basis point increase in average yields and a $77.7 million increase in average loan balances from the second quarter of 2005. Interest and dividends on investment securities rose 11.0% to $5.4 million compared with the second quarter of 2005 due to a 26 basis point improvement in yield and a $21.2 million increase in average investment securities.
    Cadence's provision for loan losses was $827,000 in the second quarter of 2006 compared with $358,000 in the same period last year. The increase was primarily related to growth in the loan portfolio since last year. At the end of the second quarter, the reserve for loan losses was $10.1 million, or 1.10% of total loans, compared with $10.8 million, or 1.33% of total loans, in the second quarter of 2005. The reserve increased to 447% of non-performing loans at the end of the second quarter of 2006, up from 254% in the second quarter of the prior year. Net interest income after provision for loan losses rose 7.2% to $11.7 million in the second quarter compared with $10.9 million last year. The Company is funding its reserves for loan losses at the maximum level permitted by its evaluation of reserve adequacy.
    Non-interest income rose to $4.99 million in the first quarter of 2006 compared with $4.95 million in the first quarter of 2005. Cadence experienced growth in service charges and other non-interest income; however, these increases were partially offset by lower insurance commissions, mortgage fee income and gains on securities.
    Non-interest expenses increased 4.1% to $11.8 million compared with the second quarter of 2005. The increase was due primarily to expenses associated with the de novo branch expansions into Birmingham and Nashville, including higher premises expense, salary and employee benefits; and the addition of branches in Memphis.
    Income before taxes was $4.8 million in the second quarter of 2006 compared with $4.5 million in the second quarter of 2005. The tax rate for the second quarter of 2006 was 27.5% compared with 25.3% in the same period last year.
    Net income for the second quarter of 2006 was $3.5 million, or $0.36 per diluted share, compared with net income of $3.3 million, or $0.41 per diluted share, in the second quarter of 2005. Diluted average weighted shares outstanding increased 19.7% to 9.8 million in the second quarter of 2006 compared with 8.2 million in the second quarter of 2005. The additional shares are attributable to Cadence's stock offering of 2.76 million shares that closed effective May 9, 2006.
    "We are pleased with the growth in second quarter's net income since it includes the costs associated with our new de novo branches in Birmingham and Nashville," continued Mr. Mallory. "We expect the new offices to be significant contributors to our loan growth in 2006.
    "SunCoast shareholders recently approved the merger with Cadence and we expect to close the acquisition in mid-August. The acquisition of Seasons Bancshares is scheduled to close in late October. We believe the addition of these markets in Florida and Georgia will provide Cadence with additional opportunities for growth in the future," concluded Mr. Mallory.
    Return on average assets was 0.9% in the second quarter of 2006 compared with 1.0% in the second quarter of 2005. Return on average equity was 9.8% in the second quarter of 2006 compared with 11.5% in the second quarter of 2005. This decline was primarily due to the increase in equity due to the stock offering.

    2006 Expectations

    Cadence expects earnings for 2006 to be in the range of $1.39 to $1.45 per diluted share compared with $1.68 reported in 2005. The 2006 earnings estimate includes the additional shares attributable to a $50.6 million common stock offering completed in May and the planned acquisitions of banks in Florida and Georgia. If the earnings per share for 2005 had been computed based on the number of average outstanding shares used to compute the 2006 expected earnings, the $1.68 per diluted share would have been $1.32.
    Expectations for the third quarter of 2006 are for net income to be in the range of $0.35 - $0.38 per diluted share, including the effect of shares issued in the recent offering and shares to be issued in the Florida acquisition. Cadence reported net income of $0.42 per diluted share in the third quarter of 2005.
    The announced expansions are consistent with the Company's plans to transition itself into a stronger and more profitable franchise and increase long-term shareholder value by establishing a presence in higher growth markets.

    About Cadence Financial Corporation

    Cadence Financial Corporation is a financial holding company providing full financial services, including banking, trust services, mortgage services, insurance and investment products in Mississippi, Tennessee and Alabama. Cadence's stock is listed on the American Stock Exchange under the ticker symbol of NBY.

    Forward-Looking Statements

    This press release contains statements that are forward-looking as defined within the Private Securities Litigation Reform Act of 1995. These forward-looking statements are provided to assist in the understanding of anticipated future financial results. However, such forward-looking statements involve risks and uncertainties (including uncertainties relating to interest rates, management and operation of acquired operations and general market risks) that may cause actual results to differ materially from those in such statements. For a discussion of certain factors that may cause such forward-looking statements to differ materially from the Company's actual results, see the Company's Annual Report on Form 10-K for the year ended December 31, 2005, and other reports filed with the Securities and Exchange Commission. Cadence Financial Corporation is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this document by wire services or Internet services.


CADENCE FINANCIAL CORPORATION
CONSOLIDATED STATEMENTS OF CONDITION
JUNE 30,
(In thousands, except share data)


ASSETS:                                             2006        2005
                                               ----------- -----------
Cash and Due From Banks                           $47,613     $36,506
Interest Bearing Deposits Due From Banks           19,098       1,594
                                               ----------- -----------
   Total Cash and Due From Banks                   66,711      38,100

Securities:
  Securities Available-for-Sale                   457,332     417,006
  Securities Held-to-Maturity                      23,670      24,341
                                               ----------- -----------
    Total Securities                              481,002     441,347

Federal Funds Sold and
   Securities Purchased Under Agreements
    To Resell                                       1,366      31,312

Other Earning Assets                               17,201      16,561

Loans                                             917,732     808,002
Less: Allowance for Loan Losses                   (10,134)    (10,757)
                                               ----------- -----------
    Net Loans                                     907,598     797,245

Premises and Equipment, Net                        22,471      17,981
Interest Receivable                                 9,717       7,682
Other Real Estate Owned                             5,115       5,335
Goodwill and Other Intangibles                     39,141      40,228
Other Assets                                       23,490      20,347
                                               ----------- -----------
    Total Assets                               $1,573,812  $1,416,138
                                               =========== ===========

LIABILITIES AND SHAREHOLDERS' EQUITY:

Non-Interest Bearing Deposits                    $164,543    $142,926
Interest Bearing Deposits                       1,030,891     968,917
                                               ----------- -----------
    Total Deposits                              1,195,434   1,111,843
Interest Payable                                    3,271       2,177
Federal Funds Purchased and Securities
  Sold Under Agreements to Repurchase              59,380      23,514
Federal Home Loan Bank Borrowings                  98,704     110,014
Subordinated Debentures                            37,114      37,114
Other Liabilities                                  14,121      13,448
                                               ----------- -----------
    Total Liabilities                           1,408,024   1,298,110

SHAREHOLDERS' EQUITY:

Common Stock - $1 Par Value, Authorized
  50,000,000 shares, Issued - 10,946,724
  Shares at June 30, 2006 and 9,615,806
  Shares at June 30, 2005                          10,947       9,616
Surplus and Undivided Profits                     166,666     140,658
Accumulated Other Comprehensive Income (Loss)     (11,825)     (4,316)
Treasury Stock at Cost (1,451,295 shares
 at June 30, 2005)                                      -     (27,930)
                                               ----------- -----------
  Total Shareholders' Equity                      165,788     118,028
                                               ----------- -----------
  Total Liabilities and Shareholders' Equity   $1,573,812  $1,416,138
                                               =========== ===========







CADENCE FINANCIAL CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except share data)

                           FOR THE THREE MONTHS   FOR THE SIX MONTHS
                               ENDED JUNE 30         ENDED JUNE 30
                           --------------------- ---------------------
                               2006       2005       2006       2005
                           ---------- ---------- ---------- ----------
INTEREST INCOME:

Interest and Fees on Loans   $16,580    $12,772    $32,003    $25,053
Interest and Dividends on
 Investment Securities         5,424      4,887     10,443      9,776
Other Interest Income            384        111        553        251
                           ---------- ---------- ---------- ----------
    Total Interest Income     22,388     17,770     42,999     35,080

INTEREST EXPENSE:

Interest on Deposits           7,825      4,643     14,438      8,950
Interest on Borrowed Funds     2,070      1,887      4,326      3,705
                           ---------- ---------- ---------------------
    Total Interest Expense     9,895      6,530     18,764     12,655
                           ---------- ---------- ---------------------
    Net Interest Income       12,493     11,240     24,235     22,425
Provision for Loan Losses        827        358      1,228        993
                           ---------- ---------- ---------- ----------
    Net Interest Income
     After Provision for
     Loan Losses              11,666     10,882     23,007     21,432
                           ---------- ---------- ---------- ----------


OTHER INCOME:

Service Charges on Deposit
 Accounts                      2,243      2,035      4,228      3,905
Trust Department Income          585        593      1,111      1,099
Insurance Commission and
 Fee Income                    1,099      1,222      2,224      2,356
Mortgage Loan Fee Income         183        216        323        393
Other Non-Interest Income        860        791      1,827      2,337
Gains (Losses) On
 Securities - Net                 17         97         19         94
                           ---------- ---------- ---------- ----------
    Total Other Income         4,987      4,954      9,732     10,184
                           ---------- ---------- ---------- ----------

OTHER EXPENSE:

Salaries and Employee
 Benefits                      6,797      6,494     13,589     12,387
Net Premises and Fixed
 Asset Expense                 1,618      1,495      3,194      3,108
Other Operating Expense        3,419      3,377      6,685      6,379
                           ---------- ---------- ---------- ----------
    Total Other Expense       11,834     11,366     23,468     21,874
                           ---------- ---------- ---------- ----------

Income Before Income Taxes     4,819      4,470      9,271      9,742
Applicable Income Tax
 Expense                       1,325      1,131      2,527      2,661
                           ---------- ---------- ---------- ----------
    Net Income                $3,494     $3,339     $6,744     $7,081
                           ========== ========== ========== ==========

Earnings Per Share:
    Basic                      $0.36      $0.41      $0.75      $0.87
    Diluted                    $0.36      $0.41      $0.75      $0.87
                           ========== ========== ========== ==========

Average Weighted Shares:
    Primary                9,782,328  8,164,511  8,988,646  8,163,782
    Diluted                9,786,943  8,179,453  8,997,557  8,179,296







CADENCE FINANCIAL CORPORATION
FINANCIAL HIGHLIGHTS
(in thousands, except per share data)


FOR THE THREE MONTHS ENDED JUNE 30:                 2006         2005
                                              -----------  -----------

Net Earnings                                      $3,494       $3,339
Basic and Diluted Earnings Per Share                0.36         0.41
Cash Dividends Per Share                            0.25         0.24

ANNUALIZED RETURNS
Return on Average Assets                             0.9%         1.0%
Return on Average Equity                             9.8%        11.5%


FOR THE SIX MONTHS ENDED JUNE 30:                   2006         2005
                                              -----------  -----------

Net Earnings                                      $6,744       $7,081
Basic and Diluted Earnings Per Share                0.75         0.87
Cash Dividends Per Share                            0.50         0.48

ANNUALIZED RETURNS
Return on Average Assets                             0.9%         1.0%
Return on Average Equity                            10.1%        12.2%


SELECTED BALANCES AT JUNE 30:                       2006         2005
                                              -----------  -----------

Total Assets                                  $1,573,812   $1,416,138
Deposits and Securities Sold Under
  Agreements to Repurchase                     1,229,814    1,135,357
Loans                                            917,732      808,002
Total Securities                                 481,002      441,347
Shareholders' Equity                             165,788      118,028
Market Price Per Share                             22.27        24.34
Book Value Per Share                               15.14        14.46


CADENCE FINANCIAL CORPORATION
(amounts in thousands)

                                                         2006    2005
                                                        ------  ------
LOAN DATA AT JUNE 30:
Nonaccrual Loans                                        1,108   3,008
Loans 90+ Days Past Due                                 1,159   1,223
Other Real Estate Owned                                 5,115   5,335


NET CHARGEOFFS FOR QUARTER ENDED JUNE 30                  194     537


INTANGIBLE ASSET AMORTIZATION FOR QUARTER
   ENDED JUNE 30                                          220     297



CADENCE FINANCIAL CORPORATION
ANALYSIS OF NET INTEREST EARNINGS
(amounts in thousands)

                                               Average Balance
                                      --------------------------------
                                        Quarter   Six Months   Year
                                         Ended      Ended      Ended
                                        6/30/06    6/30/06   12/31/05
                                      ---------- ---------- ----------
EARNING ASSETS:
  Net loans                            $879,940   $869,773   $808,796
  Federal funds sold and other
    interest-bearing assets              25,307     20,586     20,111
  Securities:
     Taxable                            347,480    336,927    321,250
     Tax-exempt                         118,653    119,087    123,513
                                      ---------- ---------- ----------
Totals                                1,371,380  1,346,373  1,273,670
                                      ---------- ---------- ----------

INTEREST-BEARING LIABILITIES:
  Interest-bearing deposits             991,826    972,533    938,410
  Borrowed funds, federal funds
   purchased and securities sold
   under agreements to repurchase
   and other interest-bearing
   liabilities                          194,269    199,191    183,311
                                      ---------- ---------- ----------
Totals                                1,186,095  1,171,724  1,121,721
                                      ---------- ---------- ----------

Net amounts                            $185,285   $174,649   $151,949
                                      ---------- ---------- ----------


                                                Interest For
                                      --------------------------------
                                        Quarter   Six Months   Year
                                         Ended      Ended      Ended
                                        6/30/06    6/30/06   12/31/05
                                      ---------- ---------- ----------
EARNING ASSETS:
  Net loans                             $16,580    $32,003    $53,035
  Federal funds sold and other
    interest-bearing assets                 384        553        669
  Securities:
     Taxable                              4,157      7,959     14,433
     Tax-exempt                           1,267      2,484      5,047
                                      ---------- ---------- ----------
Totals                                   22,388     42,999     73,184
                                      ---------- ---------- ----------

INTEREST-BEARING LIABILITIES:
  Interest-bearing deposits               7,825     14,438     20,327
  Borrowed funds, federal funds
   purchased and securities sold
   under agreements to repurchase
   and other interest-bearing
   liabilities                            2,070      4,326      7,643
                                      ---------- ---------- ----------
Totals                                    9,895     18,764     27,970
                                      ---------- ---------- ----------

Net amounts                             $12,493    $24,235    $45,214
                                      ---------- ---------- ----------





CADENCE FINANCIAL CORPORATION
ANALYSIS OF NET INTEREST EARNINGS
(amounts in thousands)

                                              Yields Earned
                                             And Rates Paid (%)
                                     ---------------------------------
                                       Quarter   Six Months    Year
                                        Ended      Ended       Ended
                                       6/30/06    6/30/06    12/31/05
                                     ----------  ---------  ----------
EARNING ASSETS:
  Net loans                               7.56       7.42        6.56
  Federal funds sold and other
    interest-bearing assets               6.09       5.42        3.33
  Securities:
     Taxable                              4.80       4.76        4.49
     Tax-exempt                           4.28       4.21        4.09
                                     ----------  ---------  ----------
Totals                                    6.55       6.44        5.75
                                     ----------  ---------  ----------

INTEREST-BEARING LIABILITIES:
  Interest-bearing deposits               3.16       2.99        2.17
  Borrowed funds, federal funds
   purchased and securities sold
   under agreements to repurchase
   and other interest-bearing
   liabilities                            4.27       4.38        4.17
                                     ----------  ---------  ----------
Totals                                    3.35       3.23        2.46
                                     ----------  ---------  ----------

Net margin                                3.69       3.63        3.55
                                     ----------  ---------  ----------

Note: Yields on a tax equivalent
        basis would be:
   Tax-exempt securities                  6.59       6.47        6.29
                                     ----------  ---------  ----------
   Total earning assets                   6.75       6.64        5.96
                                     ----------  ---------  ----------
   Net margin on earning assets           3.85       3.83        3.76
                                     ----------  ---------  ----------

Tax equivalent income
   (in thousands)                          682      1,338       2,718
                                     ----------  ---------  ----------

    CONTACT: Cadence Financial Corporation
             Richard T. Haston, 662-324-4258